CODE OF ETHICS

For Supervised Persons of

Schafer Cullen Capital Management, Inc.

And Cullen Capital Management, LLC

And Access Persons of Cullen Funds Trust

DATED October 19, 2011

I.	INTRODUCTION

A.        Fiduciary Duty.    This Code of Ethics is based on the principle that managers, partners, officers, employees and affiliates of Schafer Cullen Capital Management Inc. (“SCCM”) and Cullen Capital Management LLC (“CCM”) have a fiduciary duty to place the interests of clients ahead of their own. The Code applies to all Supervised Persons of SCCM and CCM and Access Persons of Cullen Funds Trust and focuses principally on prevention of breaches of the Federal Securities Laws, pre-clearance, reporting of personal transactions in securities and other matters as addressed herein. Capitalized words are defined in Appendix 1. Access / Supervised Persons must avoid activities, interests and relationships that might interfere with making decisions in the best interests of the Advisory Clients of SCCM/CCM. Also, among other things, under Rule 17j-1(a) under the Investment Company Act of 1940, as amended, it shall be unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Fund to:

•	Employ any device, scheme or artifice to defraud the Fund;

•

Make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

•	Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or

•	Engage in any manipulative practice with respect to the Fund.

As fiduciaries, Access / Supervised Persons must at all times:

1.        Place the interests of Advisory Clients first.    Access / Supervised Persons must scrupulously avoid serving their own personal interests ahead of the interests of the Advisory Clients of SCCM/CCM. An Access / Supervised Person may not induce or cause an Advisory Client to take action, or not to take action, for the personal benefit of the Access / Supervised Person, rather than for the benefit of the Advisory Client. For example, an Access / Supervised Person would violate this Code by causing an Advisory Client to purchase a Security he or she owned for the purpose or with the intent of increasing the price of that Security.

2.        Avoid taking inappropriate advantage of their position.    The receipt of investment opportunities, perquisites or gifts from persons seeking business with SCCM/CCM could call into question the exercise of an Access / Supervised Person’s independent judgment. Access / Supervised persons may not, for example, use their knowledge of portfolio transactions to profit by the market effect of such transactions or accept gifts of such value as to potentially impair their judgment in selecting brokers or other vendors on behalf of Advisory Clients.

3.        Conduct all personal Securities Transactions in full compliance with this Code, including both the pre-clearance and reporting requirements. Doubtful situations should be resolved in favor of Advisory Clients. Technical compliance with the Code’s procedures will not automatically insulate from scrutiny any trades that indicate an abuse of fiduciary duties.

B.        Appendices to the Code.    The appendices to this Code are attached hereto and are a part of the Code, and include the following:

1.	Definitions — capitalized words as defined in the Code — (Appendix 1);

2.	Pre-clearance Request for Access / Supervised Persons (Appendix 2);

3.	Securities Transaction Report (Appendix 3);

4.	Annual Code of Ethics Certification (Appendix 4);

5.	Acknowledgment of Receipt of Code of Ethics (Appendix 5);

6.	Disclosure of Personal Securities Holdings (Appendix 6); and

7.	Quarterly Personal Securities Transactions Review Form (Appendix 7)

II.	PERSONAL SECURITIES TRANSACTIONS

A.        Annual Disclosure of Personal Holdings by Access / Supervised Persons.

1.        General Requirement.    Within ten (10) days after designation as an Access / Supervised Person, and thereafter on an annual basis, all Access / Supervised Persons must report on the Disclosure of Personal Securities Holdings form (Appendix 6) (or a substantially similar form);

(i)	all Reportable Securities, including securities held in certificate form, in which they have a Beneficial Interest,
(ii)	all Reportable Securities in non-client accounts for which they make investment decisions, and
(iii)	each securities account the Access / Supervised Person maintains with a broker, dealer or bank.

The information in such reports shall be current as of a date no more than forty-five (45) calendar days prior to the date due. This provision does not apply to Independent Trust Trustees.

2.        Securities Exempt from Annual Disclosure Requirement.    Securities specifically excluded from the definition of Reportable Security, and Reportable Securities held in any account over which the Access / Supervised Person does not have any direct or indirect influence or control, are exempt from the initial and annual disclosure requirement of this Code.

3.        Additional Requirement.    All Access / Supervised Persons must submit a quarterly report of personal securities transactions and account statements for each quarter to the contact person within 30 business days after the end of each calendar quarter. All Access / Supervised persons are required to submit a signed quarterly report even if there were no reportable transactions for the period.

B.        Pre-clearance Requirements for Access / Supervised Persons.

1.        General Requirement.    Except for the transactions set forth in Section II.B.2., all Securities Transactions in which an Access / Supervised Person or a member of his or her Immediate Family has a Beneficial Interest must be pre-cleared with the Contact Person.

2.        Transactions Exempt from Pre-clearance Requirements.    The following Securities Transactions are exempt from the pre-clearance requirements set forth in Section II.B.1. of this Code:

a.        Mutual Funds.    Securities issued by any registered open-end investment companies;

b.        No Knowledge.        Securities Transactions where neither SCCM/CCM, the Access / Supervised Person nor an Immediate Family member knows of the transaction before it is completed (for example, Securities Transactions effected for an Access / Supervised Person by a trustee of a blind trust or discretionary trades involving an investment account, investment partnership or investment club in which the Access / Supervised Person is neither consulted nor advised of the trade before it is executed);

c.        Certain Corporate Actions.    Any acquisition or disposition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

d.        Rights.    Any acquisition or disposition of Securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent the rights were acquired in the issue or through the exercise of rights, options, convertible bonds or other instruments acquired in compliance with the Code;

e.        Application to Commodities, Futures, Options on Futures and Options on Broad-Based Indices.     Commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market-based index of stocks), options on futures, options on currencies and options on certain indices designated by the Contact Person as broad-based are not subject to the: pre-clearance, two day black-out, 60-day profit disgorgement, or prohibited transaction provisions of Section II.D.1. of the Code. These transactions however are subject to transaction reporting in accordance with Section II.F.

f.        Miscellaneous.   Any transaction in the following:

(1) Bankers acceptances,

(2) Bank certificates of deposit (“CDs”) and bank and savings and loan accounts,

(3) Commercial paper,

(4) Repurchase agreements (when backed by exempt securities),

(5) Securities that are direct obligations of the U.S. Government,

(6) The acquisition of equity securities in dividend reinvestment plans (“DRIPs”), when the acquisition is directly through the issuer or its non-broker agents,

(7) Securities of the employer of a member of the Access / Supervised Person’s Immediate Family if such securities are beneficially owned through participation by the Immediate Family member in a profit sharing plan, 401(k) plan, ESOP, or other similar plan,

(8) Municipal, and corporate debt obligations,

(9) Auction Rate Preferred securities, and

(10) Other Securities as may from time to time be designated in writing by the Contact Person on the grounds that the risk of abuse is minimal or non-existent.

The Securities Transactions listed above are not necessarily exempt from the reporting requirements set forth in Section II.A. or II.F.

C.        Pre-clearance Requests.

1.        Trade Authorization Request Forms.     Prior to entering an order for a Securities Transaction that requires pre-clearance, the Access / Supervised Person must complete a Pre-clearance Request For Access / Supervised Persons form as set forth in Appendix 2 and submit the completed form (or a substantially similar form) to the Contact Person. The form requires Access / Supervised Persons to provide certain information and to make certain representations. Proposed Securities Transactions of the Contact Person that require pre-clearance must be submitted to his alternate.

2.        Review of Form.    After receiving a Pre-clearance Request, the Contact Person will: (a) review the information set forth in the form, (b) confirm whether the Securities are held by any Funds or other accounts managed by SCCM/CCM and whether there are any unexecuted orders to purchase or sell the Securities by any accounts managed by SCCM/CCM, and (c) as soon as reasonably practicable, record the authorization and date of the authorization on the Pre-clearance Request. The Contact Person will keep one copy of the completed form for the records, and send one copy to the Access / Supervised Person seeking authorization.

D.        Prohibited Transactions.

1.        Prohibited Securities Transactions.    The following Securities Transactions for accounts in which an Access / Supervised Person or a member of his or her Immediate Family have a direct or indirect Beneficial Interest, to the extent they require pre-clearance under Section II.B. above, are prohibited and will not be authorized by the Contact Person absent exceptional circumstances, in which case a written record will be made of the authorization of, and the rationale supporting, such Securities Transaction (which record will be maintained for at least five years after the fiscal year in which such authorization was granted):

a.        Initial Public Offerings.    Any purchase of Securities in an Initial Public Offering (other than a new offering of a registered open-end investment company);

b.        Pending Buy or Sell Orders.    Any purchase or sale of Securities on any day during which any Advisory Client has a pending “buy” or “sell” order in the same Security (or Equivalent Security) until that order is executed or withdrawn;

c.        Two Day Blackout.    Purchases or sales of Securities by a Portfolio Manager within two calendar days of a purchase or sale of the same Securities (or Equivalent Securities) by an Advisory Client managed by that Portfolio Manager;

d.        Intention to Buy or Sell for Advisory Client.    Purchases or sales of Securities at a time when that Access / Supervised Person intends, or knows of another’s intention, to purchase or sell that Security (or an Equivalent Security) on behalf of an Advisory Client. This prohibition applies whether the Securities Transaction is in the same (e.g., two purchases or two sales) or the opposite (a purchase and sale) direction of the transaction of the Advisory Client; and

e.        60-day Blackout.

(1) Purchases of a Security in which an Access / Supervised Person acquires a direct or indirect Beneficial Interest within 60 days of the sale of the Security (or an Equivalent Security) in which such Access / Supervised Person had a Beneficial Interest, and

(2) sales of a Security in which an Access / Supervised Person had a Beneficial Interest within 60 days of the purchase of the Security (or an Equivalent Security) in which such Access / Supervised Person has a Beneficial Interest.

Unless, in each case noted above, the Access / Supervised Person agrees to give up all profits on the transaction to a charitable organization or otherwise as specified in accordance with Section IV.B.1.

2.        Always Prohibited Securities Transactions.    The following Securities Transactions are prohibited and will not be authorized under any circumstances:

a.        Inside Information.    Any transaction in a Security while in possession of material nonpublic information regarding the Security or the issuer of the Security;

b.        Market Manipulation.    Transactions intended to raise, lower or maintain the price of any Security or to create a false appearance of active trading;

c.        Large Positions in Mutual Funds.    Transactions in a registered investment company which result in the Access / Supervised Person owning five percent or more of any class of Securities in such investment company; and

d.        Others.    Any other transactions deemed by the Contact Person to involve a conflict of interest, possible diversion of corporate opportunity, or an appearance of impropriety.

3.        Private Placements.    Acquisitions of Beneficial Interests in Securities in a Private Placement by an Access / Supervised Person are not permitted to be made unless authorized by the Contact Person. The Contact Person may give permission for such Securities Transactions only after considering, among other factors, whether the investment opportunity should be reserved for Advisory Clients and whether the opportunity is being offered to an Access / Supervised Person by virtue of his or her position as an Access / Supervised Person. Access / Supervised Persons who have been authorized to acquire and have acquired securities in a Private Placement are required to disclose that investment when they play a part in any subsequent consideration of an investment in the issuer by an Advisory Client, and the decision to purchase Securities of such an issuer by an Advisory Client must be independently authorized by a Portfolio Manager with no personal interest in the issuer.

4.         No Explanation Required for Refusals. In some cases, the Contact Person may refuse to authorize a Securities Transaction for a reason that is confidential. The Contact Person is not required to give an explanation for refusing to authorize any Securities Transaction.

E.         Length of Trade Authorization Approval. Any trading authorization provided hereunder is effective until the earlier of (1) its revocation, (2) the close of business on the second trading day after the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Wednesday), or (3) the Access / Supervised Person learns that the information in the Pre-clearance Request for Access / Supervised Persons form is not accurate. If the order for the Securities Transaction is not placed within that period, a new advance authorization must be obtained before the Securities Transaction is placed. If the Securities Transaction is placed but has not been executed within two trading days after the day the authorization is granted (as, for example, in the case of a limit order or a “not held” order), no new authorization is necessary unless the person placing the original order for the Securities Transactions amends it in any way.

F.         Trade Reporting Requirements.

1.         Reporting Requirement.

    a.        Except as provided in Section II.A.2., each Access / Supervised Person must report to the Contact Person (or to such alternate person as the Contact Person may designate from time to time) the information described in Section II.F.1.b. and Section II.F.1.c. of this Code with respect to any Securities Transaction of which such Access / Supervised Person is aware in any Reportable Security in which the Access / Supervised Person has, or by reason of such Securities Transaction acquires, a direct or indirect Beneficial Interest.

    b.        Every such required report must be made no later than thirty (30) days after the end of the calendar quarter in which the Securities Transaction with respect to which the report relates is effected or becomes known to the reporting Access / Supervised Person, and must contain the following information:

(i)

The date of the transaction, the security description, the exchange ticker symbol or CUSIP number, the interest rate and maturity date, the number of shares, and the principal amount (as applicable) of each Reportable Security involved;

(ii)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)	The price at which the transaction was effected;

(iv)	The name of the broker, dealer, bank or other party with or through which the transaction was effected; and

(v)	The date that the report is submitted by the Access / Supervised Person.

  c.        In addition, with respect to any new account established by the Access / Supervised Person in which any Reportable Securities were held during the quarter for the direct or indirect benefit of the Access / Supervised Person, such report must contain the following additional information:

(i)	The name of the broker, dealer, bank or other party with whom the Access / Supervised Person established the account;

(ii)	The date the account was established;

(iii)	The date that the report is submitted by the Access / Supervised Person.

  d.        The form to be used for making such reports is the Quarterly Personal Securities Transactions form (or a substantially similar form) as set forth in Appendix 3. If a confirmation for the reporting Access / Supervised Person’s Securities Transaction or related brokerage statement includes the required information, the form of report may simply be to attach a copy of such confirmation or statement.

  e.        The foregoing does not apply to (i) any Reportable Security held in any account over which such Access / Supervised Person does not have any direct or indirect influence or control or (2) transactions effected pursuant to an Automatic Investment Plan.

2.       2.      Disclaimers.  Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership of the Security to which the report relates.

  3.      Quarterly Review.  At least quarterly, for Securities Transactions requiring pre-clearance under this Code, the Contact Person shall compare the reports, confirmations and/or periodic statements provided pursuant to Section II.F.1. above, to the approved Pre-clearance Request for Access / Supervised Persons forms and record the result of the review on the form included in Appendix 7 (or a substantially similar form or method containing the same information). Such review shall include:

a.         Whether the Securities Transaction complied with this Code;

b.         Whether the Securities Transaction was authorized in advance of its placement;

c.         Whether the Securities Transaction was executed within two full trading days of when it was authorized;

d.         Whether any accounts managed by SCCM/CCM owned the Securities at the time of the Securities Transaction;

  e.         Whether any separate accounts managed by SCCM/CCM purchased or sold the Securities in the Securities Transaction within 2 days of the Securities Transaction; and

  f.         Whether any securities transactions were in violation of the 60-day Blackout period.

4.         Record Retention. SCCM/CCM at its respective principal place of business, shall maintain records as follows:

  a.         A copy of each Code that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

  b.         A record of any violation of the Code and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

  c.         A copy of each report made by an Access / Supervised Person under the Code must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

  d.         A record of all persons, currently or within the past five years, who are or were required to make reports under the Code, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

G.         Reporting Reviews

SCCM/CCM shall institute procedures by which appropriate management or compliance personnel review the reports required by Sections II.A. and II.F.1.

H.         Identification of Access / Supervised Persons

SCCM/CCM shall identify all Access / Supervised Persons who are required to make the reports required by Sections II.A. and II.F.1. and shall inform those Access / Supervised Persons of their reporting obligation.

I.         Reporting of Violations

Access / Supervised Persons shall report any violations of the Code promptly to the Chief Compliance Officer of SCCM/CCM (or to the Contact Person with a report thereof provided to the Chief Compliance Officer of SCCM/CCM).

J.         Independent Trust Trustees

An Independent Trust Trustee who would be required to make a report solely by reason of being a Trustee of the Trust need not make an initial holdings report or an annual holdings report under Section II.A. Also, an Independent Trust Trustee who would be required to make a quarterly report or effect a pre-clearance solely by reason of being a Trustee of Cullen Funds Trust need not make a quarterly transaction report under Section II.F.1. or effect a pre-clearance, unless such Trustee knew or, in the ordinary course of fulfilling his/her official duties as Trustee of the Trust, should have known that, during the fifteen (15) calendar day period immediately before or after the date of a transaction in a Reportable Security by the Trustee, the Trust purchased or sold the Reportable Security, or the Trust or CCM considered purchasing or selling the Reportable Security.

III.	FIDUCIARY DUTIES

A.        Confidentiality.      Access / Supervised Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of Advisory Clients except to persons whose responsibilities require knowledge of the information.

B.        Gifts.      The following provisions on gifts apply only to employees of SCCM/CCM:

1.        Accepting Gifts.      On occasion, because of their position with SCCM/CCM, employees may be offered, or may receive without notice, gifts from clients, brokers, vendors or other persons not affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of SCCM/CCM. Gifts of a nominal value (e.g., gifts whose reasonable value is no more than $250 a year), and customary business meals, entertainment (e.g., sporting events) and promotional items (e.g., pens, mugs, T-shirts, hats, etc.) may be accepted.

If an employee receives any gift that might be prohibited under this Code, the employee must inform the Contact Person (or alternate).

2.        Solicitation of Gifts.   Employees of SCCM/CCM may not solicit gifts or gratuities.

3.        Giving Gifts.      Except with the permission of the Contact Person, employees of SCCM/CCM may not give any gift with a value in excess of $250 per year to persons associated with securities or financial organizations, including exchanges, member organizations, commodity firms, news media or clients of SCCM/CCM.

4.        Reporting Gifts.   Employees of SCCM/CCM must report gifts received. Such report must include the recipient, description of the gift and its value.

C.        Payments to Advisory Clients.    Access / Supervised Persons may not make any payments to Advisory Clients in order to resolve any type of Advisory Client complaint. All such matters must be handled by the Contact Person.

D.        Corporate Opportunities.    Access / Supervised Persons may not take personal advantage of any opportunity properly belonging to any Advisory Client or SCCM/CCM. This includes, but is not limited to, acquiring Securities for one’s own account that would otherwise be acquired for an Advisory Client.

E.        Undue Influence.    Access / Supervised Persons may not cause or attempt to cause any Advisory Client to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Access / Supervised Person. If an Access / Supervised Person or a member of his or her Immediate Family stands to materially benefit from an investment decision for an Advisory Client that the Access / Supervised Person is recommending or participating in, the Access / Supervised Person must disclose to those persons with authority to make investment decisions for the Advisory Client (or to the Contact Person if the Access / Supervised Person in question is a person with authority to make investment decisions for the Advisory Client), any Beneficial Interest that the Access / Supervised Person (or a member of his or her Immediate Family) has in that Security or an Equivalent Security, or in the issuer thereof, where the decision could create a material benefit to the Access / Supervised Person (or a member of his or her Immediate Family) or the appearance of impropriety.

F.        Involvement in Criminal Matters or Investment-Related Civil Proceedings.   Each Access / Supervised Person must notify the Contact Person, as soon as reasonably possible, if such Access / Supervised Person is arrested, arraigned, indicted or pleads no contest to any criminal offense (other than minor traffic violations) or if named as a defendant in any investment-related civil proceedings or any administrative or disciplinary action.

G.        Compliance With Laws.    Access / Supervised Persons must comply with all applicable Federal Securities Laws.

IV.	COMPLIANCE WITH THIS CODE OF ETHICS

A.        Administration.

1.        Investigating Violations of the Code.   The Contact Person is responsible for investigating any suspected violations of the Code.

2.        Annual Review.   The Contact Person will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code.

3.        Report to Trust’s Board.     No less frequently than annually, the Cullen Funds Trust and CCM shall furnish to the Board of Trustees of the Trust, and the Board shall consider, a written report that:

a.        describes any issues arising under the Code since the last report to the Board, including, but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations; and

b.        certifies that the Trust or CCM, as applicable, has adopted procedures reasonably necessary to prevent Access / Supervised Persons from violating the Code.

B.        Remedies.

1.        Sanctions.   If the Contact Person determines that an Access / Supervised Person has committed a violation of the Code, the Contact Person may impose sanctions and take other actions as he deems appropriate, including a letter of caution or warning, suspension of personal trading privileges, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral and/or termination of the employment of the violator for cause. The Contact Person may also require the Access / Supervised Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. The amount of profit shall be forwarded to a charitable organization.

2.        Authority.   The Contact Person has the authority, to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

C.        Exceptions to the Code.   The Contact Person may grant exceptions to the requirements of the Code on a case by case basis if he finds that the proposed conduct involves negligible opportunity for abuse.

D.        Compliance Certification.   The Contact Person shall provide each Access / Supervised Person with a copy of the Code and any amendments, and shall require each Access / Supervised Person to provide, at least annually, a written acknowledgement of receipt of the Code and to provide a written acknowledgement of receipt of any amendment. All Access / Supervised Persons will be required to make such acknowledgement on the Annual Code of Ethics Certification set forth in Appendix 4 (or a substantially similar form) and also to certify that they have complied with the Code in all respects.

E.        Inquiries Regarding the Code.     The Contact Person will answer any questions about this Code or any other compliance-related matters.

V.	APPROVAL OF CODE OF ETHICS

The Board of Trustees of Cullen Funds Trust, including a majority of Independent Trust Trustees, shall approve (i) this Code, and (ii) any material changes to the Code. The Board shall base its approval of the Code and any material changes to it on a determination that it contains provisions reasonably necessary to prevent Access / Supervised Persons from engaging in any conduct prohibited by Rule 17j-1(b) of the Investment Company Act of 1940. Before approving the Code, or any amendment to the Code, the Board shall receive a certification from management of the Trust and CCM that they have adopted procedures reasonably necessary to prevent Access / Supervised Persons from violating the Code. The Board must approve a material change to the Code no later than six months after adoption of the material change.

Appendix 1

DEFINITIONS

“Access Person” means any trustee or officer of Cullen Funds Trust and any supervised person of SCCM or CCM:

(i)	who has access to nonpublic information regarding any Advisory Client’s purchase or sale of securities or nonpublic information regarding the portfolio holdings of any Reportable Fund; or

(ii)	who is involved in making securities recommendations to Advisory Clients, or who has access to such recommendations that are nonpublic.

For so long as providing investment advice in SCCM or CCM’s primary business, all of SCCM or CCM’s directors, managers, officers and partners are presumed to be Access persons.

“Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Advisory Client” means any client (including both investment companies and managed accounts) for which SCCM/CCM serves as an investment adviser, renders investment advice, makes investment decisions or places orders through its Trading Department.

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

“Beneficial Interest” means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. A person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA or UGMA accounts, partnerships, trusts, and controlling interests in corporations. Any uncertainty as to whether a person has a Beneficial Interest in a Security should be brought to the attention of the Contact Person. Such questions will be resolved by reference to the principles set forth in the definition of “beneficial owner” found in Rule 16a-1(a)(2) promulgated under the Securities Exchange Act of 1934.

“Broad-based Index” Means An index designed to reflect the movement of the entire market. The smallest broad-based index is the Dow Jones Industrial Average with 30 industrial stocks and the largest is the Wilshire 5000 Total Market Index. Other examples include the S&P 500, Russell 3000 Index, AMEX Major Market Index and the Value Line Composite Index.

“Contact Person” means President or such alternate person as may be designated by the Contact Person from time to time. In any event, an alternate person shall be designated to administer the Code with respect to the Contact Person.

“Code” means this Code of Ethics.

“Equivalent Security” means any Security issued by the same entity as the issuer of a subject Security that is exchangeable for or convertible into the equity Security of the issuer. Examples include options, rights, stock appreciation rights, warrants and convertible bonds.

“Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, each as it may be amended, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

“Fund” means an investment company registered under the Investment Company Act of 1940.

“Immediate Family” means any of the following persons who reside in the same household as the Access / Supervised Person:

child	grandparent	son-in-law
stepchild	spouse	daughter-in-law
grandchild	sibling	brother-in-law
parent	mother-in-law	sister-in-law
stepparent	father-in-law

Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the Contact Person determines could lead to the possible conflicts of interest, diversions of corporate opportunity or appearances of impropriety which the Code is intended to prevent.

“Independent Trust Trustee” means any director or trustee of a Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933 the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

“Portfolio Manager” means a person who has or shares principal day-to-day responsibility for managing the portfolio of an Advisory Client.

“President” means the president of SCCM/CCM or such other person as may be designated by the president of SCCM/CCM from time to time who is involved with the investment management business of SCCM/CCM.

“Private Placement” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

“Reportable Fund” means:

(i)      Any Fund for which SCCM or CCM serves as an investment adviser (including as a sub-adviser) as defined in Section 2(a)(20) of such Act (i.e., SCCM or CCM has been approved by the investment company’s board of directors to serve in such capacity); or

(ii)     Any Fund whose investment adviser or principal underwriter controls SCCM or CCM, is controlled by SCCM or CCM, or is under common control with SCCM or CCM. For purposes of this Section, control has the same meaning as it does in Section 2(a)(9) of the Investment Company Act of 1940, as amended.

“Reportable Security” shall have the meaning ascribed to the term “security” in Section 202(a)(18) of the Advisers Act, except that it shall not include:

(i)	direct obligations of the Government of the United States;

(ii)	bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

(iii)	shares issued by money market funds;

(iv)	shares issued by open-end funds other than Reportable Funds;

(v)	shares issued by unit investment trusts that are invested exclusively in one

(vi)	or more open-end funds, none of which are Reportable Funds.

“SEC” means the Securities and Exchange Commission.

“Security” includes stock, closed end funds, ETFs, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments of the foregoing, such as options and warrants. Security does not include futures, options on futures or options on currencies, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

“Securities Held or to be Acquired” by a Fund means:

(i)	any Reportable Security which, within the most recent 15 days:

(A)	is or has been held by the Fund; or

(B)	is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

(ii)	any option to purchase or sell, and any security convertible into or exchangeable for, a Reportable Security described in the immediately preceding clause (i).

“Securities Transaction” means a purchase or sale of Securities in which an Access / Supervised person or a member of his or her Immediate Family has or acquires a Beneficial Interest, including the purchase or sale of an Equivalent Security.

“Supervised Person” means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of SCCM or CCM, or other person who provides investment advice on behalf of SCCM or CCM and is subject to the supervision and control of SCCM or CCM.

Appendix 2

PRE-CLEARANCE REQUEST FOR

ACCESS / SUPERVISED PERSONS

I would like to request authorization to perform a transaction in the following securities:

(Circle		Long /	Security Description	Number of	Principal
One)		Short	and Symbol	Shares	Amount	Broker
Buy	Sell	L / S
Buy	Sell	L / S
Buy	Sell	L / S
Buy	Sell	L / S
Buy	Sell	L / S
Buy	Sell	L / S
Buy	Sell	L / S

Attach additional sheets if necessary

The following Securities Transactions for accounts in which an Access / Supervised Person or a member of his or her Immediate Family have a direct or indirect Beneficial Interest, are prohibited and will not be authorized by the Contact Person absent exceptional circumstances.

Initial Public Offerings;	Always Prohibited Securities Transactions:
Buy / Sell Securities when an Advisory Client’s	Inside Information;
order to Buy or Sell is pending;	Market Manipulation;
Two Day Blackout around Advisory Client	Large Positions in Mutual Funds.
Orders;
Buy / Sell Securities with known intent to Buy or
Sell for Advisory Client;
Trades inside 60-day employee Blackout /
Holding period;
Private Placements.

Transaction(s) Requested by: Date:

DENIED ☐	AUTHORIZED: ☐	Authorization Expires:

Contact Person:		Date:

Appendix 3

QUARTERLY PERSONAL COMPLIANCE REPORT

PERIOD:  3Q 2011

Please answer the following questions regarding your activities during the prior quarter:

Were the any reportable securities transactions?	Yes	No

New Securities accounts? (details noted below)	Yes	No

Political donations during the quarter? (details noted below)	Yes	No

Reportable gifts during the quarter (details noted below)?	Yes	No

PERSONAL SECURITIES TRANSACTIONS

                Please attach statements for all accounts for the entire quarter.

ACTIVITY NOT NOTED ON BROKERAGE STATEMENTS

Date	Buy/Sell	Shares/Par Value	Security Description	Price	Amount	Broker

NEW ACCOUNTS

Date Opened	Broker	Account Title	Account Number	Source of Assets

POLITICAL CONTRIBUTIONS

Date	Amount	Recipient	Jurisdiction of Recipient	Party Affiliation	I am eligible to vote for this person
Yes No
Yes No

GIFTS

Given / Received	Date	Amount	Name	Vendor / Broker Firm Name	Client / Prospect
Given Received					Client Prospect
Given Received					Client Prospect

Signature:

Print Name:

Date:

Appendix 4

ANNUAL CODE OF ETHICS CERTIFICATION UNDER SECTION IV.D.

In accordance with Section IV.D. of the Code of Ethics (the “Code”) for Supervised Persons of Schafer Cullen Capital Management, Inc. and Cullen Capital Management, LLC (“SCCM/CCM”) and Access Persons of Cullen Funds Trust (“CFT”), the undersigned hereby acknowledges that:

I have in my possession, and have recently reviewed, a copy of the Code;
Initial

I have complied with the policies and requirements of the Code; and
Initial

I have in my possession, and have recently reviewed, a copy of the Statement of Policy on Insider Trading of SCCM/CCM/CFT, as applicable.
Initial

I hereby certify that since January 1, 20    , I have complied with requirements of the Code.

Date	Access / Supervised Person Signature

Print Name

Appendix 5

ACKNOWLEDGMENT OF RECEIPT

The undersigned acknowledges that he or she has received, and has reviewed a copy of the Code of Ethics (the “Code”) for Supervised Persons of Schafer Cullen Capital Management, Inc. and Cullen Capital Management, LLC (“SCCM/CCM”) and Access Persons of Cullen Funds Trust (“CFT”) and hereby agrees to comply with the policies and requirements of the Code. The undersigned also acknowledges that he or she has received, and has reviewed, a copy of the Statement of Policy on Insider Trading of SCCM/CCM/CFT, as applicable, and agrees to comply with its requirements.

I hereby agree to comply with the policies and requirements of the Code and Policy on Insider Trading of SCCM/CCM/CFT as applicable.
Initial

Date	Access / Supervised Person Signature

Print Name

Appendix 6

DISCLOSURE OF PERSONAL SECURITIES

HOLDINGS UNDER SECTION II.A.

CODE OF ETHICS

In accordance with Section II A. of the Code of Ethics of Schafer Cullen Capital Management Inc. and Cullen Capital Management LLC, the undersigned Access / Supervised Person hereby discloses all Securities (other than those specifically excluded from the definition of Security), including physical certificates held, in which such Access / Supervised Person has a Beneficial Interest, including those in accounts of the Immediate Family of the Access / Supervised Person and all Securities in non-client accounts which the Access / Supervised Person makes investment decisions:

1.	Name of Access / Supervised Person:

☐ I have no personal securities holdings to report.

2.	If different than (1), name of the person in whose name account(s) held

3.	Relationship of (2) to (1)

4.	Broker dealer, bank or other financial institution at which Account(s) maintained

5.	Account Number(s):

6.	Contact person(s) and phone number(s)

7.

For each account, attach the most recent account statement listing Securities in that account. If the Access / Supervised Person owns Beneficial Interests in Securities that are not listed in an attached account statement(s), or holds physical certificates, list them below:

	Name of Security	Quantity	Value	Custodian

1.

2.

3.

4.

5.

8.	Date as of which holdings disclosed: , 20

(Attach separate sheets if necessary.)

Appendix 7

Quarterly Personal Securities Transactions Review Form

For Contact Person’s Use Only

At least quarterly, for Securities Transactions requiring pre-clearance under this Code, the Contact Person (or his alternate) shall compare the reports, confirmations and/or periodic statements provided pursuant to Section II.F.1. of the Code, to the approved Pre-clearance Request for Access / Supervised Persons forms.

The Contact Person has conducted the following reviews. Any exceptions must be documented and attached to this review form and kept in accordance with the record retention requirements set forth in the Code.

Have all Securities Transactions complied with the Code?	☐ Yes	☐ No

Were all Reportable Securities Transactions authorized in advance of placement?	☐ Yes	☐ No

Were Reportable Securities Transactions executed within two full trading days of authorization?	☐ Yes	☐ No

Did any accounts managed by SCCM/CCM/CFT own the Securities at the time of any Reportable Securities Transaction?	☐ Yes	☐ No

Did any separate accounts managed by SCCM/CCM/CFT purchase or sell the Securities in the Securities Transaction within 2 days of the Securities Transaction?	☐ Yes	☐ No

Were any securities transactions in violation of the 60-day blackout period?	☐ Yes	☐ No

Period Covered:

By:

Name:

Date: